UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2006

BUCKEYE VENTURES, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-27454 (Commission File Number)	33-0081215 (IRS Employer Identification No.)

4455 Lamont Street, Suite 3, San Diego, California (Address of Principal Executive Offices)		92109 (Zip Code)

Registrant’s telephone number, including area code: (858) 272-6600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Election of Ronald L. Smith as a director of the Board of Directors
On November 5, 2006, the Board of Directors elected Ronald L. Smith to the Board, increasing the Board to eight members. Mr. Smith will serve as a voting director of the Company until the 2007 annual meeting of stockholders or until a successor is named and qualifies. This appointment by the Board was based on the recommendation of the appropriate committees. A press release announcing Mr. Smith’s election will be forthcoming.

Mr. Smith has worked in the heating, ventilation, and air conditioning (HVAC) industry since 1961. He was the founder of Modern Air Conditioning, Inc. in Ft. Myers, Florida. In 1985, Mr. Smith founded Service America in Atlanta, Georgia, as the nation’s first HVAC franchiser. He later established Ron Smith & Associates (RS&A), an HVAC exclusive training and consulting company based in Roswell, Georgia, in 1991. In 1997, he joined Service Experts in Brentwood, Tennessee, an HVAC consolidator and public company, as its Chief Operating Officer and served in that position until mid-2000 after the company was sold to Lennox Industries. When it sold in January, 2000, Service Experts (founded in 1996) had 116 locations across the U.S. after making over 200 acquisitions.

Mr. Smith has attested to his independent status and understands the compensation of board members of the Company. He will serve on the Finance Committee and the Compensation, Nominating and Corporate Governance Committee.

Election of director Alfred R. Roach, Jr. as Chairman of the Board

Also on November 5, 2006, the Board elected Alfred R. Roach, Jr., a current voting member of the Board of Directors, as its Chairman of the Board. Mr. Roach will serve as the Company’s Chairman of the Board until the 2007 annual meeting of stockholders or until a new Chairman is named and qualifies. This election by the Board was based on the recommendation of the Company’s nominating committee. A press release announcing Mr. Roach’s election will be forthcoming.

Mr. Roach practiced law in Atlanta, Georgia, from 1972 until 1986. His practice focused on general corporate and commercial law, including corporate finance and mergers and acquisitions, with a heavy emphasis on franchise law. In late 1986, Mr. Roach joined Service America, a national HVAC franchise company, as its President and General Counsel. After leaving Service America, Mr. Roach and Mr. Mike Callahan formed Callahan/Roach & Associates (“CRA”), to offer management consulting and training services to the construction industry. From 1989 to 1997, CRA provided its services to hundreds of small businesses throughout the United States including extensive training in Quality Management.

As Chairman, Mr. Roach serves ex officio on all committees of the Board.

Former Chairman Alan J. Mintz remains a Director of the Board and continues as CEO and President

Alan J. Mintz has resigned as Chairman of the Board but remains a director of the Board and continues as Chief Executive Officer and President of Buckeye Ventures, Inc. The transfer of Chairmanship was proposed by Mr. Mintz to the Company’s nominating committee to allow for independent leadership within the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE VENTURES, INC.
Date: November 9, 2006	By:	/s/ Alan J. Mintz
Alan J. Mintz
Chief Executive Officer